UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 27, 2007
Date of Report (Date of earliest event reported)

_____________________________________

THE GREAT ATLANTIC & PACIFIC
TEA COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Two Paragon Drive
Montvale, New Jersey 07645
(Address of principal executive offices)

(201) 573-9700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ٱ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ٱ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ٱ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d- 2(b))
ٱ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01  Other Events

On February 27, 2007, the Company issued a press release announcing that it was engaged in negotiations for an acquisition of Pathmark Stores Inc. at a possible price of $12.50 per share of Pathmark common stock to be paid in cash and A&P common stock. No final agreement has been reached and there can be no assurance that any such agreement will be reached.  If a final agreement is reached, it will be subject to a number of uncertainties and conditions.  Among such conditions would be shareholder and regulatory approvals, including Federal and State antitrust clearances. A copy of the February 27, 2007 press release is attached hereto as an Exhibit 99.1.

(c) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release dated February 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2007

  THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

    By:  /s/ Allan Richards
Allan Richards, Senior Vice President, Human Resources, Labor Relations, Legal Services & Secretary

EXHIBIT INDEX

Exhibit No. Description

99.1	Press release dated February 27, 2007